SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement           [ ]  Confidential, For Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted by
[ ]  Definitive Additional Materials            Rule 14a-6(e)(2))
[ ]  Soliciting Material Under Rule 14a-12


                           Blue Chip Value Fund, Inc.
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                  (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials:

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[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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


                           BLUE CHIP VALUE FUND, INC.
                             1225 Seventeenth Street
                                   26th Floor
                             Denver, Colorado 80202


                                                                Denver, Colorado
                                                                April 3, 2003


To Our Stockholders:


     It is our pleasure to invite you to your Fund's Annual Meeting of Stockholders to be held at the offices of Denver Investment Advisors LLC ("DIA"), 1225 Seventeenth Street, 26th Floor, Denver, Colorado, on Tuesday, May 20, 2003, at 12:00 noon (Mountain time). Formal notice of the meeting appears on the next page and is followed by the Proxy Statement.


     In addition to the election of two directors, we are submitting for your consideration three proposals which are intended to increase the Fund's flexibility and options in any future considerations of implementing a leveraging strategy. The Fund's current investment policies permit it to issue senior securities, such as preferred stock and debt. However, the Fund's Articles of Incorporation do not expressly authorize the issuance of preferred stock and a current investment limitation precludes it from entering into borrowings secured by the Fund's assets. In addition, under the Fund's current investment advisory agreement, any assets purchased with proceeds raised from borrowing money or issuing debt would be excluded from the investment advisory fee calculation, whereas assets purchased with proceeds raised from issuing preferred stock would be included. This inconsistent treatment of how the investment adviser is compensated when the Fund is leveraged using borrowings or debt versus preferred stock makes a debt strategy potentially less desirable than a preferred stock strategy. The Board believes that the three proposals if approved will provide greater flexibility for the Fund to take advantage of opportunities and possible future circumstances in which the implementation of a leveraging strategy might be desirable.


     If approved, Proposal 2 will empower the Board to issue additional classes of stock, including preferred stock by the Fund, Proposal 3 will eliminate the Fund's fundamental investment limitation which prohibits the Fund from purchasing securities on margin and Proposal 4 will increase the advisory fee payable to DIA by authorizing it to be compensated based upon the incremental assets related to debt leverage. Although not required, DIA has informed the Board that it intends to voluntarily waive its advisory fee on the incremental assets related to debt or preferred stock unless the Fund out-performs the interest rate or dividend rate of such strategies, in accordance with a calculation to be approved by the Board. The exact terms of this fee calculation, however, have not yet been finalized.

     Leverage is commonly utilized by closed-end funds as a way of increasing assets available for investment and creating an opportunity for greater returns per share; however, it is a speculative technique that increases a fund's exposure to capital risk. Therefore, please read the enclosed Proxy Statement carefully before you decide how to vote your shares.

     We hope you will find it convenient to attend, but we urge you, in any event, to complete and return the enclosed proxy card in the envelope provided. You may also choose to cast your vote by telephone or via the Internet, instead of by mail. If you do attend, you may vote in person if you so desire. If you have any questions about the proposals, you may contact the Fund's proxy solicitor, Morrow & Co, Inc. at 1-800-607-0088 or the Fund directly at 1-800-624-4190.

     The Annual Report of the Blue Chip Value Fund, Inc. for the year ended December 31, 2002 has previously been mailed to stockholders of record. It is enclosed with this mailing to beneficial owners of the Fund's stock who may not have previously received it. The Annual Report is not to be considered proxy soliciting material.

                                        Sincerely,

                                        /s/ Todger Anderson
                                        ----------------------------------------
                                        Todger Anderson, CFA
                                        PRESIDENT

                             YOUR VOTE IS IMPORTANT

     WE CONSIDER THE VOTE OF EACH STOCKHOLDER IMPORTANT, WHATEVER THE NUMBER OF SHARES HELD. IF YOU ARE UNABLE TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE, AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE OR YOU MAY CAST YOUR VOTE BY TELEPHONE OR VIA THE INTERNET AT YOUR EARLIEST CONVENIENCE. THE PROMPT VOTING OF YOUR PROXY WILL SAVE EXPENSE TO YOUR FUND.

                           BLUE CHIP VALUE FUND, INC.
                             1225 Seventeenth Street
                                   26th Floor
                             Denver, Colorado 80202

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                                                                Denver, Colorado
                                                                April 3, 2003


To the Stockholders of
  Blue Chip Value Fund, Inc.:

     The Annual Meeting of Stockholders of Blue Chip Value Fund, Inc. (the "Fund") will be held at the offices of Denver Investment Advisors LLC, 1225 Seventeenth Street, 26th Floor, Denver, Colorado, on Tuesday, May 20, 2003, at 12:00 noon (Mountain time), for the following purposes:

     1. To elect two (2) Class III directors to serve until the Annual Meeting of Stockholders in the year 2006 and until the election and qualification of their successors.


     2. To approve an amendment to the Fund's Articles of Incorporation to permit the Fund to issue additional classes of stock, including preferred stock.


     3. To approve the elimination of the Fund's fundamental policy that restricts its ability to purchase securities on margin.


     4. To approve an amendment to the Fund's investment advisory agreement between the Fund and Denver Investment Advisors LLC to increase the advisory fee payable to Denver Investment Advisors LLC by authorizing it to be compensated on the assets of the Fund related to debt.


     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The subjects referred to above are discussed in the Proxy Statement attached to this Notice. Each Stockholder is invited to attend the Annual Meeting in person. Holders of record at the close of business on March 14, 2003 are entitled to receive notice of and to vote at the Meeting. IF YOU CANNOT BE PRESENT AT THE ANNUAL MEETING, WE URGE YOU TO FILL IN, SIGN, AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY ALSO CHOOSE TO CAST YOUR VOTE BY TELEPHONE OR VIA THE INTERNET, INSTEAD OF BY MAIL. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE FUND OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN COMPLETING YOUR PROXY PROMPTLY.

                                        /s/ W. Bruce McConnel
                                        ----------------------------------------
                                        W. Bruce McConnel
                                        Secretary

                         ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                           BLUE CHIP VALUE FUND, INC.
                             1225 SEVENTEENTH STREET
                                   26TH FLOOR
                             DENVER, COLORADO 80202

                                 PROXY STATEMENT


                                                                   April 3, 2003


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Blue Chip Value Fund, Inc. (the "Fund") for use at the Fund's Annual Meeting of Stockholders to be held at the offices of Denver Investment Advisors LLC, 1225 Seventeenth Street, 26th Floor, Denver, Colorado, on Tuesday, May 20, 2003, at 12:00 noon (Mountain time), and at any adjournment thereof (the "Meeting").

     You can vote in any one of the following ways:

     (a)  By mail, by filling out and returning the enclosed proxy card.

     (b) By telephone or Internet by following the instructions printed on the proxy card.

     (c)  In person at the Meeting.

     Any person giving a proxy may revoke it at any time prior to its use. Properly submitted proxies received by the Fund in time for voting and not so revoked will be voted in accordance with the directions specified therein. The Board of Directors recommends a vote FOR the election of directors as listed, FOR the amendment to the Articles of Incorporation, FOR the elimination of the Fund's fundamental policy that restricts its ability to purchase securities on margin, and FOR the amendment to the investment advisory agreement. If no specification is made, the proxy will be voted for the election of directors as listed, for the amendment to the Articles of Incorporation, for the elimination of the Fund's fundamental policy that restricts its ability to purchase securities on margin, for the amendment to the investment advisory agreement and with discretionary authority to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

     Costs of soliciting proxies will be borne by the Fund. Morrow & Co., Inc. has been retained to solicit proxies in connection with the Meeting for a fee of approximately $7,500 and reimbursement for all out-of pocket expenses. It is anticipated that banks, brokerage houses, and other custodians will be requested on behalf of the Fund to forward solicitation material to their principals to obtain authorizations for the execution of proxies. In addition to soliciting proxies by use of the mail, some of the officers of the Fund and persons affiliated with Denver Investment Advisors LLC, the Fund's investment adviser, may, without remuneration, solicit proxies personally or by telephone or telefax. By voting as soon as you receive your proxy materials, you will help to reduce the cost of any additional mailings or solicitation efforts.


     On March 14, 2003, the record date for determining the Stockholders entitled to vote at the Meeting, there were outstanding 26,607,787 shares of common stock, constituting all of the Fund's outstanding voting securities. Each share of common stock is entitled to one vote. This Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders and the enclosed proxy are being mailed on or about April 3, 2003 to Stockholders of record on the record date.


     THE FUND PREPARES AND MAILS TO ITS STOCKHOLDERS FINANCIAL REPORTS ON A SEMI-ANNUAL BASIS. THE FUND WILL FURNISH TO STOCKHOLDERS UPON REQUEST, WITHOUT CHARGE, COPIES OF ITS ANNUAL REPORT TO STOCKHOLDERS, CONTAINING AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002. REQUESTS FOR SUCH ANNUAL REPORT SHOULD BE DIRECTED TO MR. JASPER R. FRONTZ, TREASURER, BLUE CHIP VALUE FUND, INC., 1225 SEVENTEENTH STREET, 26TH FLOOR, DENVER, COLORADO 80202 OR TELEPHONE TOLL-FREE (800) 624-4190. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL.

                 PROPOSAL 1: NOMINEES FOR ELECTION AS DIRECTORS

     The Fund's By-Laws provide that the Board of Directors shall consist of three classes of members. Directors are chosen for a term of three years and the term of one class of directors expires each year. The Board of Directors has designated two candidates, who are presently directors of the Fund, for whom proxies solicited by the Fund will be voted if requisite authority is granted.

     The following table sets forth the nominees for election as directors and the other directors, their ages, term of office, including length of time served as a director, principal occupations for the past five or more years, any other directorships they hold in companies which are subject to the reporting requirements of the Securities Exchange Act of 1934 or are registered as investment companies under the Investment Company Act of 1940, as amended (the "1940 Act"), and the number of portfolios in the Fund Complex that they oversee. The Fund Complex includes funds with a common or affiliated investment adviser. The Fund Complex is comprised of the Fund, consisting of one portfolio and Westcore Trust, of which there are eleven portfolios. Each director may be contacted by writing to the director, c/o Blue Chip Value Fund, Inc., 1225 Seventeenth Street, 26th Floor, Denver, Colorado 80202, Attn: Jasper Frontz.

NOMINEES FOR ELECTION - TO BE ELECTED FOR A TERM OF THREE YEARS UNTIL THE ANNUAL MEETING IN THE YEAR 2006.

INTERESTED DIRECTOR

KENNETH V. PENLAND, CFA*
AGE: 60
POSITION(S) HELD WITH THE FUND AND TERM OF OFFICE: Chairman of the Board and Class III Director since 1987.
PRINCIPAL OCCUPATIONS DURING PAST FIVE YEARS: Retired; Chairman and Executive Manager, Denver Investment Advisors LLC (from 1995 until December 2001); prior thereto Chairman of the Board and Director of Research, Denver Investment Advisors, Inc.; President, Westcore Trust (from 1995 until August 2002); Trustee, Westcore Trust (since 2001).
OTHER DIRECTORSHIPS HELD:  None.
NUMBER OF PORTFOLIOS IN FUND COMPLEX OVERSEEN: Twelve.

INDEPENDENT DIRECTOR

ROBERTA M. WILSON, CFA
AGE: 59
POSITION(S) HELD WITH THE FUND AND TERM OF OFFICE: Class III Director since
1987.
PRINCIPAL OCCUPATIONS DURING PAST FIVE YEARS: Retired; Director of Finance, Denver Board of Water Commissioners, Denver, Colorado (from 1985 until July
1998); Management Consultant and Coach (since 1998).
OTHER DIRECTORSHIPS HELD: None.
NUMBER OF PORTFOLIOS IN FUND COMPLEX OVERSEEN: One.

OTHER DIRECTORS

INTERESTED DIRECTOR


TODGER ANDERSON, CFA**
AGE: 58
POSITION(S) HELD WITH THE FUND AND TERM OF OFFICE: Class I Director from 1988 until 1995, and since 1998.*** Term as Director expires in 2004. President of the Fund since 1987.
PRINCIPAL OCCUPATIONS DURING PAST FIVE YEARS: President and Executive Manager, Denver Investment Advisors LLC (since 1995); prior thereto, President and Director of Portfolio Management, Denver Investment Advisors, Inc.; Portfolio Manager, Westcore MIDCO Growth Fund (since 1986); Portfolio Co-Manager, Westcore Select Fund (since 2001).
OTHER DIRECTORSHIPS HELD: None.
NUMBER OF PORTFOLIOS IN FUND COMPLEX OVERSEEN: One.

INDEPENDENT DIRECTORS

ROBERT J. GREENEBAUM
AGE: 85
POSITION(S) HELD WITH THE FUND AND TERM OF OFFICE: Class I Director since 1988. Term expires in 2004.
PRINCIPAL OCCUPATIONS DURING PAST FIVE YEARS: Independent Consultant; Director, United Asset Management Corp., Boston, Massachusetts (February 1982 until May
2000). Consultant, Denver Investment Advisors LLC until December 2001.
OTHER DIRECTORSHIPS HELD: None.
NUMBER OF PORTFOLIOS IN FUND COMPLEX OVERSEEN: One.

LEE W. MATHER, JR.
AGE: 59
POSITION(S) HELD WITH THE FUND AND TERM OF OFFICE: Class II Director since 2001. Term expires in 2005.
PRINCIPAL OCCUPATIONS DURING THE PAST FIVE YEARS: Director, American Rivers (conservation organization), Washington, D.C. (since June 2000); Investment Banker, Merrill Lynch & Co., New York, New York (January 1977 until April 2000). OTHER DIRECTORSHIPS HELD: None.
NUMBER OF PORTFOLIOS IN FUND COMPLEX OVERSEEN: One.

GARY P. MCDANIEL
AGE: 57
POSITION(S) HELD WITH THE FUND AND TERM OF OFFICE: Class I Director since 2001. Term expires in 2004.
PRINCIPAL OCCUPATIONS DURING PAST FIVE YEARS: Chief Executive Officer, Chateau Communities, Inc. (REIT/manufactured housing) (1997-2002); prior thereto, Chief Executive Officer ROC Communities, Inc. (REIT/manufactured housing) (1980 -
1997).
OTHER DIRECTORSHIPS HELD: None.
NUMBER OF PORTFOLIOS IN FUND COMPLEX OVERSEEN: One.

RICHARD C. SCHULTE
AGE: 58
POSITION(S) HELD WITH THE FUND AND TERM OF OFFICE: Class II Director since 1987. Term expires in 2005.
PRINCIPAL OCCUPATIONS DURING THE PAST FIVE YEARS: Private Investor; President, Transportation Service Systems, Inc. (1993 - 1996); Employee, Southern Pacific Lines, Denver, Colorado (until 1996); Employee, Rio Grande Industries, Denver, Colorado (holding company) (1991 - 1993); Vice President Finance and Treasurer, Rio Grande Holdings, Inc., Denver, Colorado (1990 -1993); and Vice President, Denver & Rio Grande Western Railroad Company, Denver, Colorado (1990 - 1993). Mr. Schulte's daughter was employed as a summer intern at the Fund's investment adviser, Denver Investment Advisors LLC, from May to July of 1998.
OTHER DIRECTORSHIPS HELD: None.
NUMBER OF PORTFOLIOS IN FUND COMPLEX OVERSEEN: One.

----------
* Mr. Penland may be deemed to be an "interested person" of the Fund, as that term is defined in the 1940 Act, by virtue of his affiliation with the Fund's investment adviser and his status as an officer of the Fund.

** Mr. Anderson may be deemed to be an "interested person" of the Fund, as that term is defined in the 1940 Act, by virtue of his affiliation with the Fund's investment adviser and his status as an officer of the Fund.

*** Mr. Anderson previously served as a director of the Fund from May 12, 1988 to March 31, 1995. Mr. Anderson resigned on March 31, 1995 because of a change in control of the Fund's investment adviser, and in order to comply with the provisions of Section 15(f) of the 1940 Act that at least 75% of the directors of the Fund were required to be disinterested directors for a period of three years following the change in control. Mr. Anderson was re-elected to the Board of Directors at the 1998 Annual Meeting of Stockholders.


OFFICERS

     Information concerning the names, ages, positions with the Fund, term of office, including length of time served as an officer, current affiliations, and principal occupations of the principal officers of the Fund, other than Messrs. Anderson and Penland, is set out below. Information concerning Messrs. Anderson and Penland is set forth on pages 2-3.

     Officers of the Fund are elected by the Board of Directors and, subject to the earlier termination of office, each officer holds office for the term of one year and until his or her successor is elected and qualified.

MARK M. ADELMANN, CFA, CPA
1225 Seventeenth Street, 26th Floor, Denver, Colorado 80202
AGE: 45.
POSITION HELD WITH THE FUND AND TERM OF OFFICE: Vice President of the Fund since 2002.
PRINCIPAL OCCUPATIONS DURING THE PAST FIVE YEARS: Vice President, Denver Investment Advisors LLC (since 2000); Research Analyst, Denver Investment Advisors LLC (since 1995).

W. BRUCE MCCONNEL
1 Logan Square, 18th and Cherry Streets, Philadelphia, Pennsylvania 19103
AGE: 59.
POSITION HELD WITH THE FUND AND TERM OF OFFICE: Secretary of the Fund since
1987.
PRINCIPAL OCCUPATIONS DURING THE PAST FIVE YEARS: Partner of the law firm of Drinker Biddle & Reath LLP, Philadelphia, Pennsylvania; Secretary, Westcore Trust (since 1985).

JASPER R. FRONTZ, CPA
1225 Seventeenth Street, 26th Floor, Denver, Colorado 80202
AGE: 34.
POSITION HELD WITH THE FUND AND TERM OF OFFICE: Treasurer of the Fund since
1997.
PRINCIPAL OCCUPATIONS DURING THE PAST FIVE YEARS: Vice President, Denver Investment Advisors LLC (since 2000); Director of Mutual Fund Administration, Denver Investment Advisors LLC (since 1997); prior thereto, Fund Controller, ALPS Mutual Funds Services, Inc. (1995-1997); Treasurer, Westcore Trust (since
1997); Registered Representative, ALPS Distributors, Inc. (since 1995).


     No director or officer of the Fund who is currently a director, officer, or employee of the investment adviser or any of its parents, received any remuneration from the Fund during 2002. The other directors taken as a group were either paid or had accrued directors' fees for 2002 from the Fund in the aggregate amount of $74,694.


     In 2002 the directors received an annual retainer of $6,000 for serving as directors, plus a meeting fee of $1,500 for each regular Board meeting attended. Effective May 8, 2001, the directors' compensation was clarified to include reimbursement for out-of-pocket expenses incurred in attending Board meetings. The Board of Directors held four regularly scheduled meetings during the year ended December 31, 2002. Each of the directors attended every Board meeting.

     The following table provides information concerning the compensation of each of the Fund's directors for services rendered during the Fund's fiscal year ended December 31, 2002:

                               COMPENSATION TABLE

                                                                                      TOTAL
                                             PENSION OR                            COMPENSATION
                             AGGREGATE   RETIREMENT BENEFITS      ESTIMATED        FROM FUND AND
                           COMPENSATION   ACCRUED AS PART OF   ANNUAL BENEFITS     FUND COMPLEX
NAME OF PERSON               FROM FUND      FUND EXPENSES      UPON RETIREMENT   PAID TO DIRECTORS
--------------               ---------      -------------      ---------------   -----------------
INTERESTED DIRECTORS
Todger Anderson               $    -0-         $    -0-            $    -0-           $    -0-
Kenneth V. Penland            $12,000          $    -0-            $    -0-           $29,500(1)

INDEPENDENT DIRECTORS
Robert J. Greenebaum          $12,000          $    -0-            $    -0-           $12,000
Lee W. Mather, Jr.            $14,694          $    -0-            $    -0-           $14,694
Gary P. McDaniel              $12,000          $    -0-            $    -0-           $12,000
Richard C. Schulte            $12,000          $    -0-            $    -0-           $12,000
Roberta M. Wilson             $12,000          $    -0-            $    -0-           $12,000

----------
(1)  Includes $17,500 Mr. Penland received as a Trustee of Westcore Trust in
     2002.

     Drinker Biddle & Reath LLP, of which W. Bruce McConnel, Secretary of the Fund, is a partner, received legal fees during the fiscal year ended December 31, 2002 for services rendered as the Fund's legal counsel.

OWNERSHIP OF FUND SHARES

     The following table sets forth, as of January 31, 2003, beneficial ownership of the Fund's shares by (1) each director and each nominee for director and (2) all directors, nominees for director and executive officers as a group.

                                      DOLLAR RANGE
                                       OF EQUITY          NUMBER OF SHARES       PERCENT
                                    SECURITIES OWNED    BENEFICIALLY OWNED(1)    OF CLASS
NAME                                   IN THE FUND           IN THE FUND        IN THE FUND
----                                   -----------           -----------        -----------
INTERESTED DIRECTORS
Todger Anderson                     over $100,000              180,352               *
Kenneth V. Penland                  over $100,000              297,150(2)           1.1%

INDEPENDENT DIRECTORS
Robert J. Greenebaum                $50,001 - $100,000          21,482               *
Lee W. Mather, Jr.                  over $100,000               33,000               *
Gary P. McDaniel                    $10,001 - $50,000            2,294               *
Richard C. Schulte                  $10,001 - $50,000            3,717(3)            *
Roberta M. Wilson                   $10,001 - $50,000            4,387(4)            *
All directors and
  executive officers and nominees
  for director as a group                                      542,382              2.0%

----------
(1) Unless otherwise indicated the beneficial owner has sole voting and investment power.
(2) Including 85,512 shares held by Mr. Penland, 116,902 shares owned by Mr. Penland's wife, 31,465 shares jointly owned by Mr. Penland and his wife, and 63,271 shares owned in a trust for Mr. Penland's daughter.
(3)  These shares include 2,524 that are owned by Mr. Schulte's wife.
(4)  These shares are owned jointly by Ms. Wilson and her husband.
*    Less than 1%.

     To the knowledge of the Fund's management, no person owns beneficially more than 5% of the Fund's outstanding shares as of March 14, 2003.

STANDING BOARD COMMITTEES

     The Board has established two standing committees in connection with the governance of the Fund: Audit and Nominating.

     The Fund's Audit Committee is comprised of all of the independent directors. The members of the Audit Committee are also considered independent as defined in the New York Stock Exchange Listing Standards. The members of the Audit Committee are Messrs. Greenebaum, Mather, McDaniel and Schulte, and Ms. Wilson. The functions of the Audit Committee are to meet with the Fund's independent auditors to review the scope and findings of the annual audit, review matters of independence, discuss the Fund's accounting policies, discuss any recommendation of the independent auditors with respect to the Fund's management practices, review the impact of changes in accounting standards upon the Fund's financial statements, recommend to the Board of Directors the selection of independent auditors, and perform such other duties as may be assigned to the Audit Committee by the Board of Directors. The Audit Committee met once during the fiscal year ended December 31, 2002.

     The Audit Committee has met with Fund management to review and discuss, among other things, the Fund's audited financial statements for the year ended December 31, 2002. The Audit Committee has also met with the Fund's independent accountants and discussed with them certain matters required under SAS 61 (Codification of Statements on Auditing Standards, AU ss. 380) as may be modified or supplemented from time to time, including, but not limited to, the scope of the Fund's audit, the Fund's financial statements and the Fund's accounting controls. The Audit Committee has received written disclosures and the letter from the Fund's independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented from time to time, and has discussed with the independent accountants their independence. Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Fund's audited financial statements be included in the Fund's 2002 Annual Report to Stockholders for the year ended December 31, 2002. The Audit Committee adopted a written charter in February 2000.


     The Fund's Nominating Committee is comprised of all independent directors. The members of the Nominating Committee are: Messrs. Greenebaum, Mather, McDaniel and Schulte, and Ms. Wilson. The Nominating Committee is responsible for the selection and nomination of candidates to serve as directors. Although the Nominating Committee expects to be able to find an adequate number of candidates to serve as directors, the Nominating Committee is willing to consider nominations received from Stockholders at the address on the front of this Proxy Statement. In order for any other person to be nominated for election to the Board of Directors at this Meeting, the By-Laws require the proposed nominee to notify the Fund in writing by the tenth day following the day on which notice of the Meeting is mailed and to provide such written information to the Fund as its Secretary may reasonably require. This Proxy Statement is expected to be mailed on April 3, 2003, and, if such occurs, any such notice must be received by the Fund on or before April 13, 2003. The Nominating Committee did not meet during the fiscal year ended December 31, 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 30(f) of the 1940 Act and Section 16(a) of the Securities Exchange Act of 1934 require the Fund's directors and officers, certain affiliated persons of the investment adviser, and persons who own more than ten percent of the Fund's shares to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of shares of the Fund. Specific due dates for these reports have been established and the Fund is required to disclose in this Proxy Statement any failure to file by the specific due dates. To the Fund's knowledge, all of these filing requirements were satisfied during 2002, except as follows: Mr. John N. Roberts, an affiliated person of the investment adviser, did not file on a timely basis one report relating to one transaction; and Mr. Mark M. Adelmann, an officer of the Fund, did not file on a timely basis one report relating to his initial statement of beneficial ownership upon becoming an officer of the Fund. In making these disclosures, the Fund has relied on copies of reports that were furnished to it and written representations of its directors, officers and investment adviser.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Pursuant to Rule 32a-4 of the 1940 Act, the Fund is no longer required to submit the ratification of the selection of its accountants to Stockholders. Upon the recommendation of the Audit Committee, the Board on February 11, 2003, re-appointed Deloitte & Touche LLP ("Deloitte & Touche") as the Fund's independent auditors for the fiscal year ending December 31, 2003. Deloitte & Touche served as the Fund's independent auditors for the fiscal years ended December 31, 2000, 2001 and 2002.

INDEPENDENT AUDITOR'S FEES

     AUDIT FEES: For the Fund's fiscal year ended December 31, 2002 the aggregate fees paid by the Fund to Deloitte & Touche for the annual audit of the Fund's financial statements were $16,430.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES: Deloitte & Touche did not bill any fees for professional services rendered to the Fund, Denver Investment Advisors LLC, the Fund's investment adviser ("DIA"), or companies controlling, controlled by or under common control with DIA that provided services to the Fund during the most recent fiscal year for information technology and services related to financial information systems design and implementation.

     ALL OTHER FEES: For the same period, aggregate fees of $11,820 were paid by the Fund to Deloitte & Touche for other services, including tax return preparation for the Fund and a reading of the Fund's semi-annual financial statements. In addition, DIA intends to engage Deloitte & Touche in 2003 for an examination of portfolio composites managed by DIA (for compliance with standards established by the Association for Investment Management and Research ("AIMR") for the year ended December 31, 2002.

     The Audit Committee has considered the level of non-audit services provided by the auditors to the Fund and DIA in its deliberations of auditor independence.

     Representatives of Deloitte & Touche are not expected to be present at the Meeting, but will be available by telephone to respond to appropriate questions from Stockholders, if necessary.

     The Board of Directors recommends that Stockholders vote FOR the election of Mr. Penland and Ms. Wilson as Class III directors to serve until the Annual Meeting of Stockholders in the year 2006 and until the election and qualification of their successors.


          PROPOSAL 2: AMENDMENT TO THE FUND'S ARTICLES OF INCORPORATION
            TO PERMIT THE FUND TO ISSUE ADDITIONAL CLASSES OF STOCK,
                            INCLUDING PREFERRED STOCK


     At a meeting held on February 11, 2003, the Board of Directors unanimously approved and recommended the submission to Stockholders of an amendment to the Fund's Articles of Incorporation that would permit the Fund to issue multiple classes or series of shares, including preferred shares (the "preferred stock"), with rights as determined by the Board of Directors, by action of the Board of Directors without further stockholder approval. The text of the proposed amendment to the Articles of Incorporation is included as Exhibit A to this Proxy Statement.


     Under the 1940 Act, an investment company like the Fund is permitted to issue senior securities such as preferred stock up to approximately 50% of the value of its total assets. However, the Fund's current investment policies permit it to issue senior securities, such as preferred stock, in an amount not exceeding 15% of the value of its total assets. Although there is no present intention to do so, this policy can be changed by the Board of Directors without Stockholder approval.


     The proposed amendment is designed to permit the Fund to issue additional classes or series of shares, including preferred stock, without further Stockholder approval. In approving this amendment, the Board determined that such broad authorization of additional classes or series of shares will provide flexibility to take advantage of opportunities and possible future circumstances in which the issuance of preferred stock might be desirable. Requiring the Stockholders to meet and approve each separate issuance of such shares would be time-consuming and costly, particularly in those instances where the number of shares to be issued may be small in relation to the total capital of the Fund. Moreover, if Stockholder approval of such securities were postponed until a specific need arose, the delay could, in some instances, deprive the Fund of opportunities otherwise available.


     DIA would benefit from the issuance of preferred stock because the net proceeds to the Fund of the preferred stock offering will increase the net assets of the Fund, and, therefore, will increase the dollar amount of the investment advisory fee and co-administration fee payable by the Fund (which is ultimately an expense of the Fund's common stockholders) to DIA since both fees are calculated as a percentage of the Fund's net assets. However, the investment advisory and co-administration fees as a percentage of the Fund's assets would not increase as a result of the issuance of any preferred stock. Although not required, DIA has informed the Board that if a preferred offering is initiated, it intends to voluntarily waive its advisory fee on the incremental assets raised unless the Fund out-performs the dividend rate of the preferred stock, in accordance with a calculation to be approved by the Board. The exact terms of this fee calculation, however, have not yet been finalized.


DESCRIPTION OF PROPOSED PREFERRED STOCK. The Board of Directors has no immediate plans to authorize the Fund to issue preferred stock. If this proposal is approved, the Board of Directors intends to consider more fully the issuance of preferred stock, and would establish at or prior to the time of issuance the issue price or prices, voting rights, dividend rate or rates, redemption rights and price, liquidation preference, conversion rights and such other terms and conditions of the preferred stock as the Board of Directors deems appropriate, without further action on the part of the common stockholders. The Fund's Stockholders would have no preemptive right to purchase or otherwise acquire any preferred stock that might be issued. Preferred stock will be issued only if the Board determines in light of all relevant circumstances known to the Board that to do so would be in the best interests of the Fund and its stockholders.

     Under the 1940 Act, the Fund would not be permitted to issue preferred stock unless immediately after such issuance the value of the Fund's total assets, less all liabilities and indebtedness not represented by senior securities, would be at least 200% of (i) the aggregate amount of all debt securities, plus (ii) the aggregate involuntary liquidation preference of any shares (such as the preferred stock) having priority as to distribution of assets or payment of dividends over any other shares (such as the Fund's common stock) (the "asset coverage test").

RISKS OF ISSUANCE OF PREFERRED STOCK. The issuance of preferred stock creates risks for holders of the common stock that are not associated with unleveraged funds having similar investment objectives and policies.

     VOLATILITY. If the Fund were to issue preferred stock, there is a likelihood of greater volatility of net asset value and market price of the Fund's common stock. If the Fund were to issue preferred stock and thereby incur an obligation to pay dividends, the total return that the Fund earns on the proceeds of such issuance which is in excess of the sum of dividends due on the senior securities and costs and expenses thereof will cause the net asset value of the Fund's shares (and the return of the Fund) to increase to a greater extent than would otherwise be the case if leverage had not been used. Conversely if the total return that the Fund earns on the proceeds of such issuance fails to cover the sum of dividends due on the issued senior securities and costs and expenses thereof, the net asset value of the Fund (and the return of the Fund) would be lower than would otherwise be the case if leverage had not been used. In addition, there is a risk that fluctuations in the dividend rate on variable rate preferred stock may adversely affect the return to the holders of the Fund's common stock. However, if the Fund issues variable rate preferred stock, DIA may enter into hedging transactions using either interest rate swaps or caps in order to reduce the impact of changes in the dividend rate. Successful use of a leveraging strategy may depend on DIA's ability to predict correctly interest rates and market movements, and there is no assurance that a leveraging strategy will be successful during any period in which it is employed.

     IMPACT ON DIVIDENDS. Holders of preferred stock would be entitled to receive dividends before holders of common stock, and would be entitled to receive the liquidation value of their shares before any distributions are made to holders of common stock should the Fund ever be dissolved. The dividend rights and liquidation value of the preferred stock would be determined at the time of its issuance, subject to the requirement of the 1940 Act that the dividends payable on preferred stock be cumulative. The Fund would not be permitted to pay or declare dividends (except a dividend payable in stock of the Fund) or other distributions on the common stock, or the purchase of any common stock by the Fund, unless the asset coverage test described above under "Description of Proposed Preferred Stock" would be met, after giving effect to the dividend or distribution. Consequently, the requirement to pay dividends on preferred stock in full before any dividends may be paid on common stock may reduce or eliminate the dividend payable on common stock. However, the Fund expects, that to the extent possible, it would purchase or redeem preferred stock to maintain compliance with such asset coverage requirements so that this impact on dividends would be avoided.


     VOTING RIGHTS. Common stockholders would realize voting dilution as a result of the issuance of preferred stock since the preferred stockholders would vote together with the common stockholders on all general matters. In addition, under the 1940 Act, the holders of any preferred stock, would have the right to elect two directors at all times and to elect a majority of the directors if the Fund failed to pay two years or more of dividends on the preferred stock. This right to elect a majority of the directors would continue until all dividends in arrears have been paid or otherwise provided for. In addition, under the 1940 Act, the holders of preferred stock will have the right to vote as a class on certain matters such as adoption of any plan of reorganization that would adversely affect the preferred shares (for example, a sale of assets or exchange of securities), liquidation of the Fund or conversion to an open-end fund, a change in the classification of the Fund from a diversified investment company or changing its fundamental investment policies or restrictions. Preferred stockholders might have interests that differ from common stockholders, and there can be no assurance that preferred stockholders will vote to approve transactions approved by the common stockholders. Consequently, the class voting requirements for preferred stock could make it more difficult for the Fund to take the foregoing actions that may, in the future, be proposed by the Board and/or common stockholders since the preferred stockholders could effectively block such a proposal. Holders of preferred stock shall have such other voting rights as are required by law or are provided by the Fund's Board of Directors at the time of issuance of the preferred stock, and holders of a particular class or series of preferred stock may be entitled to vote as a separate class or series on certain matters. In addition, mandatory redemption requirements may make it more difficult or costly for the Fund to take certain actions. Under the 1940 Act, an open-end investment company may not issue any senior security (other than certain bank borrowings) and, as a result, prior to converting to an open-end investment company the Fund would likely be required to redeem or repurchase any senior securities, including the preferred stock, that it had issued. The Fund's Board of Directors is not currently aware of any efforts, pending or threatened, to acquire control of the Fund, to force an open-ending, merger or sale of assets by the Fund or liquidate or dissolve the Fund. The flexibility to issue preferred shares as well as common shares could enhance the Board of Director's ability to negotiate on behalf of the Stockholders in a takeover but might also render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by the holder of a large block of the Fund's securities and the removal of incumbent management. The purpose in presenting the proposed amendments to Stockholders at this time is not to have available a defensive technique (although that would be a result of approval of the amendment), but to have available a mechanism for increasing the capital of the Fund in a way that might enhance the return of the Fund's common stock.


CERTAIN FEDERAL INCOME TAX CONSIDERATIONS. The following is a general description of certain federal income tax consequences to the Fund and to its common stockholders, of the possible issuance of preferred stock. Different federal income tax consequences than those described below might result depending on the specific terms of the preferred stock issued. The description assumes that the Fund will continue to qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended (the" Code"), as it did in its most recent fiscal year, so as to be relieved of federal income tax on net investment income and net capital gains distributed to Stockholders. If the Fund were prohibited from paying dividends on its common stock by the asset coverage requirements of the preferred stock described above under "Description of Proposed Preferred Stock," its qualification for taxation as a regulated investment company conceivably could be jeopardized. The Fund expects, however, that to the extent possible it would purchase or redeem preferred stock to maintain compliance with such asset coverage requirements to avoid this negative consequence. If the Fund failed to qualify for taxation as a regulated investment company under the Code in any taxable year, the Fund would be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits would be taxable to Stockholders as ordinary income. In addition, the Fund could be required to recognize unrealized gains, pay taxes and interest and make distributions before re-qualifying for taxation as a regulated investment company.

     As a regulated investment company, the Fund is generally entitled to a deduction for dividends paid to its Stockholders out of its ordinary income and for interest paid on senior securities issued in the form of indebtedness. Under the Code, a distribution will not qualify for the deduction for dividends paid unless the distribution is pro rata, with no preferences to any share of the Fund as compared with other shares of the same class, and with no preference to one class of shares as compared with another class except to the extent that the former is entitled (without reference to waivers of their rights by Stockholders) to such preference. For this purpose, the preferred stock will constitute a different class (or classes) of stock from the common stock. The Fund intends to make all distributions on its preferred stock and common stock in a manner that will allow such distributions to qualify for the dividends-paid deduction.

     The Board of Directors unanimously recommends that Stockholders vote FOR the proposed amendment to the Articles of Incorporation to permit the Fund to issue preferred stock.

              PROPOSAL 3: APPROVAL OF THE ELIMINATION OF THE FUND'S
                FUNDAMENTAL INVESTMENT POLICY THAT RESTRICTS ITS
                    ABILITY TO PURCHASE SECURITIES ON MARGIN

     The Fund is subject to certain "fundamental" investment policies that govern its investment activities. Under the 1940 Act, "fundamental" investment policies may be changed or eliminated only if shareholders approve such action.

One of the Fund's fundamental investment policies currently prohibits it from purchasing securities on margin, except to obtain such short-term credits as are necessary for the clearance of securities transactions, and to make margin payments in connection with futures contracts and related options. Margin purchases involve the purchase of securities with money borrowed from a broker, bank or other lender. The "margin" is the cash or eligible securities that the borrower pledges to the lender as collateral for the margin loan.


     The Fund also has non-fundamental investment policies that can be changed by its Board of Directors without shareholder approval. Previously, the Fund's non-fundamental policy on borrowings permitted the Fund to engage in only unsecured borrowings. Recently, at the recommendation of DIA, the Board changed this policy to permit both unsecured and secured borrowings. However, the Fund's limitation on margin purchases could be interpreted to prohibit it from pledging assets as security for borrowings. Although the Fund may be subject to limitations on the use of margin under the 1940 Act and the SEC staff interpretations, it is not required to have a fundamental investment limitation on its ability to engage in margin transactions. The Board has proposed that this fundamental investment policy be eliminated to remove the inconsistency with the Fund's policy permitting secured borrowings.

     Borrowing for investment purposes, whether on a secured or unsecured basis, is known as "leverage". If the Fund were to leverage its portfolio there is a likelihood of greater volatility of net asset value and market price of the Fund's common stock. This risk pertains to all forms of leveraging, either borrowing or issuing preferred stock. If the Fund were to borrow money and thereby incur an obligation to pay interest, the total return that the Fund earns on the securities purchased with borrowed monies which is in excess of the interest paid will cause the net asset value of the Fund's shares (and the return of the Fund) to increase to a greater extent than would otherwise be the case. Conversely if the total return that the Fund earns on the additional securities purchased fails to cover the interest incurred on the monies borrowed, the net asset value of the Fund (and the return of the Fund) would be lower than would otherwise be the case if leverage had not been used. In addition, if the Fund borrows at a variable interest rate, there is a risk that fluctuations in the interest rate may adversely affect the return to the holders of the Fund's common stock. However, if the Fund borrows at a variable interest rate, DIA may enter into hedging transactions using either interest rate swaps or caps in order to reduce the impact of changes in the interest rate. Borrowing on a secured basis would result in certain additional risks. Should securities that are pledged as collateral to secure the borrowing decline in value, or if the lender increases the maintenance margin requirements (i.e. reduce the percentage of a position that can be financed), additional funds in the form of cash or securities may have to be deposited with the lender to avoid liquidation of those pledged assets. In the event of a steep drop in the value of pledged securities, it might not be possible to liquidate assets quickly enough to pay off the margin debt and this could result in mandatory liquidation of the pledged assets in a declining market at relatively low prices. Furthermore, DIA's ability to sell the pledged securities may be restricted by the terms of the loan, which may reduce DIA's investment flexibility over the pledged securities. In addition, the rights of any lenders to receive payments of interest on and repayments of principal will be senior to the rights of the Fund's Stockholders. Successful use of a leveraging strategy may depend on DIA's ability to predict correctly interest rates and market movements, and there is no assurance that a leveraging strategy will be successful during any period in which it is employed.


     The Board is recommending that Stockholders approve the elimination of the Fund's fundamental investment policy restricting its ability to purchase securities on margin, principally because such investment policy is more restrictive than is required under the federal securities laws, and it may be interpreted to prevent the Fund from engaging in secured borrowings. Therefore, this policy unnecessarily restricts the Fund from taking advantage of potential investment opportunities and techniques available to it and industry competitors. The elimination of this policy would not affect the Fund's investment objective and does not increase the amount that the Fund is permitted to borrow. The proposed change instead would provide for greater investment flexibility in the borrowing options available to the Fund, thus affording it the maximum ability to adapt to changing economic and market conditions.

     The Board of Directors unanimously recommends that Stockholders vote FOR approval of the elimination of the Fund's fundamental investment policy that restricts its ability to purchase securities on margin.


             PROPOSAL 4: AMENDMENT TO THE FUND'S INVESTMENT ADVISORY
              AGREEMENT TO INCREASE THE ADVISORY FEE PAYABLE TO DIA
       BY AUTHORIZING IT TO BE COMPENSATED ON THE ASSETS RELATING TO DEBT


     DIA serves as investment adviser to the Fund pursuant to an investment advisory agreement dated April 1, 1995 (the "Current Agreement"). The Current Agreement was approved by Stockholders at a special meeting held on February 8, 1995, in connection with a change in control of the investment adviser. The Current Agreement was last approved by the Board of Directors on February 11, 2003, when the directors, including a majority of the disinterested directors, approved its continuation for a twelve-month period commencing April 1, 2003.

     In the Current Agreement, DIA agrees, subject to the supervision of the Fund's Board of Directors, to provide a continuous investment program and strategy for the Fund, including investment research and management with respect to all of its securities, other investments, and cash equivalents and to make decisions with respect to and place orders for all purchases and sales of portfolio securities. The Current Agreement also requires DIA to prepare or supervise the preparation of reports to the Securities and Exchange Commission or any other governmental authority; provide personnel to act as officers of the Fund and pay the salaries of such officers; assist to the extent requested by the Fund with the Fund's preparation of its annual and semi-annual reports to stockholders; transmit information concerning purchases and sales of the Fund's portfolio securities to the custodian for proper settlement; supply the Fund and its Board of Directors with reports and statistical data as requested; and prepare a quarterly brokerage allocation summary.

     The Current Agreement provides that DIA will not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of the agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith, or gross negligence on the part of DIA in the performance of its duties or from reckless disregard of its obligations and duties under the Current Agreement.

     For its services under the Current Agreement, DIA is entitled to receive a monthly advisory fee at the annual rate of .65% of the Fund's average weekly net assets up to $100,000,000 and .50% of the Fund's average weekly net assets over $100,000,000. At the Meeting, Stockholders will be asked to approve an amendment to the Current Agreement (the "Amendment") to change the base amount used to calculate DIA's advisory fee. A copy of the Amendment is included as Exhibit B to this Proxy Statement. Under the Current Agreement, the investment advisory fee is calculated by multiplying the specified annual percentage rate by a base amount equal to the Fund's average weekly net assets. The Fund's net assets consist of its total assets minus its liabilities. Net assets include the liquidation preference of any outstanding preferred stock, but not assets relating to debt.


     If the Amendment is approved, the advisory fee would be calculated by multiplying the specified annual percentage rate by a base amount equal to the average weekly value of the Fund's "Managed Assets". Managed Assets are defined as the Fund's total assets minus the sum of the Fund's liabilities, which liabilities exclude debt relating to leverage, short-term debt and the aggregate liquidation preference of any outstanding preferred stock. The foregoing specified annual percentage rates would be unchanged from the Current Agreement, but the dollar amount of fees payable under the Amendment will be higher from those payable under the Current Agreement to the extent that the Fund engages in debt relating to leverage or short-term debt, including issuing senior securities related to debt such as commercial paper or other notes, or borrows money from banks or other lenders (hereinafter collectively referred to as "borrowings"). The proposed change to the advisory fee structure may provide DIA with an incentive to increase the Managed Assets upon which it is compensated by engaging the Fund in borrowings. However, although not required, DIA has informed the Board that if the Amendment is approved, it intends to voluntarily waive its advisory fee on the incremental assets related to borrowings unless the Fund out-performs the interest rate of the borrowings, in accordance with a calculation to be approved by the Board. The exact terms of this fee calculation, however, have not yet been finalized.


     The aggregate amount of the advisory fee that the Fund paid to DIA during the fiscal year ended December 31, 2002 was $878,334. Had the Amendment been in effect during 2002, the aggregate amount of the advisory fee would have been the same because the Fund did not enter into any borrowings. Under the Fund's current investment policies, the Fund is permitted to issue senior securities, such as preferred stock and engage in borrowings in an amount not exceeding 15% of the value of its total assets when DIA believes that the return from securities purchased with borrowed funds will be greater than the cost of the borrowings. The Board of Directors may increase this amount without approval by Stockholders to the full extent permitted under the 1940 Act. Had the Fund entered into borrowings to the full extent permitted under its current investment policies, and without taking into consideration the amount of any proposed waiver by DIA, the aggregate amount of the advisory fee would have been $1,008,729, representing a 14.85% increase in the dollar amount of the actual fee paid in 2002.

     The following table shows the Fund's expenses expressed as a percentage of average assets attributable to common stock: (i) based on actual expenses incurred during the fiscal year ended December 31, 2002 under the Current Agreement; and (ii) on a pro-forma basis as if the Amendment had been in effect during 2002 and the Fund had entered into borrowings at an estimated borrowing rate of 5.56% (representing the rate as of February 28, 2003 for 10+ year, high quality corporate bonds per Merrill Lynch Bond Indexes as reported in the Wall Street Journal) to the full extent permitted under its current investment policies. If the proposal is approved, the interest rate on the borrowed funds and the actual annual expenses may be substantially higher or lower than the estimated amount.


ANNUAL EXPENSES (as a percentage of net assets attributable to common stock)

                                      2002 (ACTUAL)          2002 (PRO FORMA)
                                   Based on Net Assets   Based on Managed Assets
                                   -------------------   -----------------------
Management Fees ..................          .60%                    .69%
Estimated interest payments on
  borrowed funds .................            0%                   1.00%
Other Expenses ...................          .33%                    .33%
                                         ------                  ------
Total Annual Expenses ............          .93%                   2.02%
                                         ------                  ------

EXAMPLE: The following table shows the expenses a Stockholder of the Fund would pay on an investment of $1,000, assuming a 5% annual return and redemption at the end of each period. This example should not be considered a representation of future return or expenses. Actual return or expenses may be greater or less than those shown.

Period                                2002 (ACTUAL)          2002 (PRO FORMA)
                                   Based on Net Assets   Based on Managed Assets
                                   -------------------   -----------------------

1 year............................       $  9.53                 $ 20.71
3 years...........................       $ 29.77                 $ 52.12
5 years...........................       $ 51.68                 $ 73.56
10 years..........................       $114.70                 $135.23

     If approved by the Stockholders at the Meeting, the Amendment will become effective immediately. If the Amendment is not approved, the Current Advisory Agreement will remain in effect until April 1, 2004, subject to further continuation or earlier termination in accordance with its terms.

     On February 11, 2003 the Board of Directors of the Fund met in person to consider whether it would be in the best interests of the Fund and its Stockholders to enter into the Amendment to the Current Agreement. In considering the best interests of the Fund and its Stockholders, the directors took into account all factors that they deemed relevant. The factors considered included the nature, quality and extent of the services furnished to the Fund by DIA; the increased complexity of the securities markets; the investment record of the Fund; the expense ratio of the Fund; data on investment performance, advisory fees and expense ratios of comparable investment companies; benefits to

DIA from the revised fee calculation in the Amendment; current and developing conditions in the financial services industry; the profitability to DIA of the Current Agreement and the financial resources of DIA and the continuance of appropriate incentives to assure that DIA will continue to furnish high-quality services to the Fund.


     After reviewing and discussing the terms and provisions of the Amendment in light of the foregoing factors, the Board of Directors of the Fund, including all of the directors who are not interested persons of the Fund or DIA, has concluded that the proposed fee change is in the best interests of the Fund and its Stockholders because it aligns DIA's compensation more closely with the actual value of all of the potential assets under management. The Fund's portfolio is comprised of assets purchased with the proceeds of the Fund's common stock. Under the Fund's current investment policies, it could invest up to 15% of its total assets in borrowings, yet, when the management fee is calculated under the Current Agreement, any assets purchased with the proceeds of such borrowings would be excluded from the net assets of the Fund. As a result, DIA's compensation does not accurately reflect the full size and scope of the Fund's potential portfolio. The Board of Directors of the Fund believes that including the aggregate proceeds of any borrowings would yield a truer picture of the Fund's potential net assets and a fairer basis for calculating DIA's compensation. Also, although not required, DIA has informed the Board that it intends to voluntarily waive its advisory fee on the incremental assets related to borrowings or the issuance of preferred stock unless the Fund out-performs the interest rate or dividend rate of such strategies, in accordance with a calculation to be approved by the Board. The exact terms of this fee calculation, however, have not yet been finalized.


     The Board of Directors unanimously recommends that Stockholders vote FOR approval of the Amendment to the Investment Advisory Agreement.

                VOTES REQUIRED FOR THE ELECTION OF DIRECTORS AND
             APPROVAL OF OTHER PROPOSALS AND MATTERS AT THE MEETING

     A quorum for the transaction of business at the Meeting is constituted by the presence in person or by proxy of holders of a majority of the outstanding shares of common stock of the Fund. If a Proxy is properly submitted accompanied by instructions to withhold authority, or is marked with an abstention, the shares represented thereby will be considered to be present at the Meeting for purposes of determining the existence of a quorum for the transaction of business. Similarly, broker "non-votes" (I.E., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be considered to be present at the Meeting for purposes of determining the existence of a quorum for the transaction of business.

     In the event that a quorum is not present at the Meeting or at any adjournment thereof, or in the event that a quorum is present at the Meeting but sufficient votes to approve the proposal are not received by the Fund, one or more adjournment(s) may be proposed to permit further solicitations of proxies. Any adjourned session or sessions may be held after the date set for the original Meeting without notice except announcement at the Meeting. Any such adjournment(s) will require the affirmative vote of a majority of the outstanding shares of common stock that are represented at the Meeting in person or by proxy. If such a quorum is present, the persons named as proxies will vote those proxies which they are entitled to vote FOR the proposals in favor of such adjournment(s), and will vote those proxies required to be voted AGAINST the proposals against any such adjournment(s). A Stockholder vote may be taken with respect to the Fund on some or all matters before any such adjournment(s) if a quorum is present and sufficient votes have been received for approval with respect to the Fund.

     In Proposal 1, relating to the election of directors, the nominees receiving the highest number of votes cast at the Meeting will be elected, assuming that each receives the votes of a majority of the outstanding shares of common stock. The withholding of voting authority with respect to the election of a director means that the shares withheld will not be counted toward the required majority. Approval of Proposal 2, relating to the amendment to the Articles of Incorporation, requires the affirmative vote of a majority of the outstanding shares of common stock. Approval of Proposal 3, relating to the elimination of the Fund's fundamental policy that restricts its ability to purchase securities on margin, and Proposal 4, relating to the amendment to the investment advisory agreement, require the affirmative vote of a "majority of the outstanding voting securities" of the Fund. The term "majority of the outstanding voting securities" means the vote, at the annual meeting of the security holders of (a) 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy; or (b) more than 50% of the outstanding voting securities, whichever is less. Under Maryland law, abstentions will have the effect of a "no vote" for purposes of obtaining the requisite approvals. Broker "non-votes" will be treated the same as abstentions.

OTHER BUSINESS


     The Management of the Fund does not know of any other matters to be brought before the Meeting. If such matters are properly brought before the Meeting, proxies not limited to the contrary will be voted in accordance with the best judgment of the person or persons acting thereunder. To propose any business for consideration at this Meeting (other than matters included in this Proxy Statement), the By-Laws require a Stockholder to notify the Fund in writing by the tenth day following the day on which notice of the meeting is mailed and to provide such written information to the Fund as its Secretary may reasonably require. This Proxy Statement is expected to be mailed to Stockholders on April 3, 2003, and, if such occurs, any such notice must be received by the Fund on or before April 13, 2003.


                             ADDITIONAL INFORMATION

INVESTMENT ADVISER

     DIA is located at 1225 Seventeenth Street, 26th Floor, Denver, CO 80202. DIA is a limited liability company organized in 1994. As of December 31, 2002, DIA had approximately $5.4 billion assets under management (including approximately $440 million for twelve investment portfolios).

     The name and principal occupation of the principal executive officers of DIA are listed in the following chart. The address of each is c/o DIA, 1225 Seventeenth Street, 26th Floor, Denver, Colorado 80202.

NAME                              POSITION WITH DIA
----                              -----------------
Jeffrey D. Adams                  Chief Operating Officer and Executive Manager
Todger Anderson                   President and Executive Manager
Glen T. Cahill                    Vice President and Management Committee Member
William S. Chester                Vice President and Management Committee Member
Alex W. Lock                      Vice President and Management Committee Member

     Kenneth V. Penland, Chairman and a nominee for re-election as a director of the Fund, was an officer, executive manager and member of DIA until December 31, 2001. Todger Anderson, President and a director of the Fund, is an officer, executive manager and member of DIA. Mark M. Adelmann, Vice President of the Fund, is a Vice President and member of DIA. Jasper R. Frontz, Treasurer of the Fund, is also a Vice President of DIA. Effective January 1, 2002, Mr. Penland's 14.75% ownership interest in DIA was exchanged for a participation in the revenues of DIA over a four-year period.

     DIA also acts as investment adviser to the investment portfolios of Westcore Trust. The following table contains information as of December 31, 2002 with respect to such investment portfolios that have similar investment objectives to the Fund:

                                                                Annual Rate of DIA's
                                                                  Compensation as a
                                    Net Assets Managed by         Percentage of Net
Name of Portfolio                DIA as of December 31, 2002    Assets Managed by DIA
-----------------                ---------------------------    ---------------------
Westcore Trust-Blue Chip Fund             $29,476,507                 .65%(1)

----------
1. DIA serves as investment adviser for this fund. DIA has contractually agreed to waive a portion of its investment advisory fee and/or reimburse other expenses for this fund from October 1, 2002 until at least September 30, 2003 so that the net annual fund operating expenses will be no more than 1.15% for such period.

CO-ADMINISTRATORS

     DIA and ALPS Mutual Funds Services, Inc. ("ALPS") serve as co-administrators for the Fund. ALPS is located at 1625 Broadway, Suite 2200, Denver, CO 80202. For the administrative services provided, ALPS and DIA received fees of $84,075 and $11,043, respectively, for the fiscal year ended December 31, 2002.

STOCKHOLDER PROPOSALS - ANNUAL MEETING IN THE YEAR 2004

     A Stockholder who intends to present a proposal which relates to a proper subject for Stockholder action at the Annual Meeting of Stockholders in the year 2004, and who wishes such proposal to be considered for inclusion in the Fund's proxy materials for such meeting, must cause such proposal to be received, in proper form, at the Fund's principal executive offices no later than November 30, 2003. Any such proposals, as well as any questions relating thereto, should be directed to the Fund to the attention of its President.


April 3, 2003


STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WHO WISH TO HAVE THEIR SHARES VOTED ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOU MAY ALSO CHOOSE TO CAST YOUR VOTE BY TELEPHONE OR VIA THE INTERNET, INSTEAD OF BY MAIL.

                                                                       EXHIBIT A


                           BLUE CHIP VALUE FUND, INC.

            PROPOSED AMENDMENT NO. 1 TO THE ARTICLES OF INCORPORATION

                                   ARTICLE IX

Section 9.4. In furtherance, and not in limitation of the powers conferred by the laws of the State of Maryland, the Board of Directors is expressly authorized:

     . . . .

     (c) To classify or reclassify any unissued stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the stock.

                                                                       EXHIBIT B


                            PROPOSED AMENDMENT NO. 1
                                       TO
                          INVESTMENT ADVISORY AGREEMENT

     WHEREAS, Blue Chip Value Fund, Inc. (the "Fund") and Denver Investment Advisors LLC (the "Investment Advisor") desire to amend the Investment Advisory Agreement (the "Agreement") dated April 1, 1995, by and among them under which the Investment Adviser renders investment advisory and certain administrative services to the Fund; and

     The parties hereto, intending to be legally bound hereby, agree that the Agreement is amended as follows:

     7.   COMPENSATION.

          COMPENSATION. For the services provided to the Fund pursuant to this Agreement, the Fund will pay to the Investment Advisor a fee, payable on or before the tenth (10th) day of each calendar month, at the annual rates of sixty-five one-hundredths of one percent (0.65%) of the average of the first $100,000,000 of the Fund's Managed Assets (as defined below) and fifty one-hundredths of one percent (0.50%) of the average of the Fund's Managed Assets in excess of $100,000,000 as of the close of the last business day of the New York Stock Exchange in each calendar week during the preceding calendar month. Such fees shall be reduced as required by expense limitations imposed upon the Fund by any state in which shares of the Fund are sold. Reductions shall be made at the time of each monthly payment on an estimated basis, if appropriate, and an adjustment to reflect the reduction on an annual basis shall be made, if necessary, in the fee payable with respect to the last month in any calendar year of the Fund. The Investment Advisor shall within ten (10) days after the end of each calendar year refund any amount paid in excess of the fee determined to be due for such year.

          If this Agreement shall become effective subsequent to the first day of a month, or shall terminate before the last day of a month, the Investment Advisor's compensation for such fraction of the month shall be determined by applying the foregoing percentages to the average of the weekly Managed Assets during such fraction of a month (or, if none, to the Managed Assets as calculated on the last day of the preceding month on which the New York Stock Exchange was open for trading) and in the proportion that such fraction of a month bears to the entire month.

          "Managed Assets" means the average weekly value of the Fund's total assets minus the sum of the Fund's liabilities, which liabilities exclude debt relating to leverage, short-term debt and the aggregate liquidation preference of any outstanding preferred stock.

                                             [Signature lines omitted]

                               FORM OF PROXY CARD

                           BLUE CHIP VALUE FUND, INC.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF BLUE CHIP VALUE FUND, INC. (THE "FUND") FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2003 AT 12:00 NOON AT THE OFFICES OF DENVER INVESTMENT ADVISORS LLC, 1225 SEVENTEENTH STREET, 26TH FLOOR, DENVER, COLORADO.

                             YOUR VOTE IS IMPORTANT

                       YOU CAN VOTE IN ONE OF THREE WAYS;

1. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                                       OR

2. Call TOLL FREE 1-800-435-6710 on a Touch-Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                       OR

3.   Vote by Internet at our Internet Address: http://www.eproxy.com/blu

                                   PLEASE VOTE

               TELEPHONE AND INTERNET VOTING WILL NOT BE AVAILABLE
                    AFTER 11 PM EDT ON MONDAY, MAY 19, 2003.

     The undersigned hereby appoints Margaret R. Jurado and Jeffrey D. Adams, and each of them, with full power of substitution, as proxies of the undersigned to vote at the above-stated Annual Meeting, and all adjournments thereof, all shares of common stock held of record by the undersigned on the record date for the Meeting, upon the following matters, and upon any other matter which may properly come before the Meeting and at any adjournment thereof, at their discretion.

     1.   Election of Directors:   Kenneth V. Penland
                                   Roberta M. Wilson


          ____ FOR all nominees listed (except as marked to the contrary)


          ____ WITHHOLD AUTHORITY to vote for all nominees listed


         (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
             NOMINEE, WRITE THE NAME(S) ON THE LINE PROVIDED BELOW.)


                       ----------------------------------


     2. To approve an amendment to the Fund's Articles of Incorporation to permit the Fund to issue additional classes of stock, including preferred stock.


          ____  FOR               ____  AGAINST          ____  ABSTAIN

     3. To approve the elimination of the Fund's fundamental policy that restricts its ability to purchase securities on margin.

          ____  FOR               ____  AGAINST          ____  ABSTAIN


     4. To approve an amendment to the Fund's investment advisory agreement between the Fund and Denver Investment Advisors LLC to increase the advisory fee payable to Denver Investment Advisors LLC by authorizing it to be compensated on the assets of the Fund related to debt.


          ____  FOR               ____  AGAINST          ____  ABSTAIN

     5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

                              EVERY PROPERLY SUBMITTED PROXY WILL BE VOTED IN THE MANNER SPECIFIED HEREON AND, IN THE ABSENCE OF SPECIFICATION, WILL BE TREATED AS GRANTING AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS, FOR THE AMENDMENT TO THE ARTICLES OF INCORPORATION, FOR THE ELIMINATION OF THE FUND'S FUNDAMENTAL POLICY THAT RESTRICTS ITS ABILITY TO PURCHASE SECURITIES ON MARGIN AND FOR THE AMENDMENT TO THE INVESTMENT ADVISORY AGREEMENT, AND WITH DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. THE UNDERSIGNED HEREBY REVOKES ANY PROXY PREVIOUSLY GIVEN.
                                Sign here exactly as name(s) appear(s) on left

                              IF VOTING BY MAIL, PLEASE SIGN, DATE AND RETURN PROMPTLY. RECEIPT OF NOTICE OF ANNUAL MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED.


                              Dated: _____________________________________, 2003

                              __________________________________________________
                                                  Signature

                              __________________________________________________
                                          Signature if held jointly


                              IMPORTANT - Joint owners must EACH sign. When signing as attorney, Trustee, executor, administrator, guardian, or corporate officer, please give your FULL title.

                      VOTE BY INTERNET OR TELEPHONE OR MAIL
                          24 HOURS A DAY, 7 DAYS A WEEK

        INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 11 PM EASTERN
                    TIME THE DAY PRIOR TO ANNUAL MEETING DAY.

YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES
    IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

        INTERNET                      TELEPHONE                   MAIL
http://www.eproxy.com/blu          1-800-435-6710

Use the Internet to vote        Use any touch-tone            Mark, sign and
your proxy. Have your           telephone to vote your        date your proxy
proxy card in hand when         proxy. Have your proxy        card and return
you access the web site.    OR  card in hand when you     OR  it in the enclosed
You will be prompted to         call. You will be             postage-paid
enter your control number,      prompted to enter your        envelope.
located in the box below,       control number, located
to create and submit an         in the box below, and
electronic ballot.              then follow the
                                directions given.

               IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                  YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.